EXHIBIT 5.1

OPINION OF DECHERT LLP

August 1, 2007

Constar International Inc.

One Crown Way

Philadelphia, PA 19154-4599

Gentlemen and Ladies:

We have acted as counsel to Constar International Inc. (the “Company”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 50,000 shares (the “Shares”) of the common stock, par value $.01 per share, of the Company, proposed to be issued pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) to be filed today with the Securities and Exchange Commission under the Securities Act relating to the Constar International Inc. 2007 Non-Employee Directors’ Equity Incentive Plan (the “Plan”).

We have examined such corporate records and documents and matters of law as we have considered appropriate to enable us to give this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued, delivered and paid for in the manner described in the Plan, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability or effect of the laws of any other jurisdiction.

Our opinion expressed herein is rendered to the Company in connection with the filing of the Registration Statement and for no other purpose. The opinion expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

We hereby consent to the filing of this opinion as exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ DECHERT LLP